UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

MILLENNIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

40 Landsdowne Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (zip code)

(617) 679-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

Millennium Pharmaceuticals, Inc. (the “Company”) is furnishing this 8-K in order to provide information about the Company’s understanding regarding certain sales data reported by IMS Health Incorporated (“IMS”), a third-party pharmaceutical information and consulting company.

While the Company typically does not comment on IMS sales data, and does not assume responsibility for the accuracy of such information, the Company has learned that sales figures initially reported by IMS for VELCADE® (bortezomib) for Injection during portions of the period from December 2004 through March 2005 may not have taken into account the Company’s transfer to a single-source open access distribution model.  The Company further understands that updated VELCADE sales figures are available from IMS.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005	MILLENNIUM PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ MARSHA H. FANUCCI
Marsha H. Fanucci
Senior Vice President and Chief Financial Officer